Contact:  Jillian Bartley at LANB, 505-954-5425, jillianb.@lanb.com
Date:  9/29/2015
FOR IMMEDIATE RELEASE:

LOS ALAMOS, NM - On September 28, 2015, the Securities and Exchange Commission ("SEC") issued a press release announcing a settlement agreement with Trinity Capital Corporation ("Trinity"), the holding company for Los Alamos National Bank.

Trinity, without admitting or denying any of the SEC's allegations, settled all charges against Trinity brought by the SEC. (The charges are detailed in more particularity in the Cease and Desist Order filed by the SEC.)

"The SEC's acknowledgement of significant remedial measures and LANB's willingness to cooperate demonstrate its resolve to move forward," said John S. Gulas, CEO of Los Alamos National Bank. "As the SEC stated in its press release, the bank has undertaken significant actions to correct the causes of the SEC restatement and prevent any similar occurrences in the future."
As part of the settlement, Trinity will pay $1.5 million as a penalty to the SEC. Trinity also agreed to cooperate in proceedings brought by the SEC as well as any future SEC investigations into matters described in the settlement. Trinity has cooperated fully with investigations by the SEC and other regulatory agencies.

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This document contains, and future oral and written statements of Trinity and its management may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act with respect to the financial condition, results of operations, plans, objectives, future performance and business of Trinity. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Trinity's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Trinity undertakes no obligation to update any statement in light of new information or future events. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Trinity and its business, including additional factors that could materially affect Trinity's financial results, is included in Trinity's filings with the Securities and Exchange Commission.

Trinity Capital Corporation is a one bank holding company and is headquartered in Los Alamos, N.M. For more information visit LANB.com or call 505-662-5171 (Los Alamos/Santa Fe) or 505-449-5100 (Albuquerque).